Exhibit 99.1

DecisionPoint Systems Announces Fourth Quarter and Full Year 2023 Results

Total quarterly and full-year revenue, up 25% and 19%, respectively

Software and Services quarterly and full-year revenue increased 208% and 130%, respectively

DELRAY BEACH, Fla., April 1, 2024 /PRNewswire/ — DecisionPoint Systems, Inc. (NYSE American: DPSI), the leading mobility-first enterprise services and solutions company and a leading provider of retail in-store solutions and services centered on Point-of-Sale systems, today announced financial results for the fourth quarter and year-ended December 31, 2023.

Steve Smith, chief executive officer of DecisionPoint Systems, commented: “We finished off a record year on a high note, with revenue growth coming from both services and software and a hardware solutions project in the fourth quarter. This performance demonstrates that our strategy to bolster our higher-margin services and software portfolio is working and has provided a level of differentiation for Decision Point in our industry. Additionally, during the quarter, we further invested in driving long-term, higher-margin organic growth by adding several industry-experienced business development professionals to help drive growth in services and software as we go into 2024. While this investment will impact our profitability over the near term, we believe the medium to longer-term rewards will benefit our shareholders.”

Fourth Quarter Highlights (2023 versus 2022)

●	Revenue increased 24.8% to $30.5 million;

●	Gross Profit increased 18.7% to $7.5 million; Gross Margin decreased 130 basis points to 24.6%;

●	GAAP Operating Income increased 3.7% to $0.7 million;

●	GAAP Net Loss and diluted Loss per Share (EPS) of ($0.3) million and ($0.03), respectively;

●	Non-GAAP Net Loss[1] and non-GAAP diluted Loss per Share[1] (EPS) of $0.0 million and ($0.00), respectively;

●	Adjusted EBITDA[1] increased 8.4% to $1.9 million;

Full Year 2023 Highlights (versus 2022)

●	Revenue increased 18.7% to $115.6 million;

●	Gross Profit increased 24.8% to $28.8 million; Gross Margin increased 120 basis points to 24.9%;

●	GAAP Operating Income increased 7.4% to $4.8 million;

●	GAAP Net Income and diluted EPS decreased 20.1% and 21.3% to $2.5 million and $0.32, respectively;

●	Non-GAAP Net Income[1] and non-GAAP diluted EPS[1] decreased 11.4% and 12.4% to $3.6 million and $0.47, respectively;

●	Adjusted EBITDA[1] increased 12.9% to $8.9 million;

●	Paid down $6.2 million of debt related to the April 1, 2023 acquisition of Macro Integration Services, Inc. (“MIS”).

[1]	Non-GAAP measure. See GAAP to non-GAAP explanations and reconciliations at the end of this release.

Fourth Quarter Select Financial Metrics: 2023 versus 2022

(in $M except for EPS)	4Q23	4Q22	Change	FY23	FY22	Change
Total Revenue	$30.5	$24.5	24.8%	$115.6	$97.4	18.7%
Hardware Solutions Revenue	$16.2	$19.8	-18.3%	$73.5	$79.1	-7.1%
Software and Services Revenue	$14.4	$4.7	207.5%	$42.1	$18.3	129.6%
Gross Profit	$7.5	$6.3	18.7%	$28.8	$23.1	24.8%
Operating Income	$0.7	$0.7	3.7%	$4.8	$4.4	7.4%
GAAP Net Income (Loss)	$(0.3)	$0.4	nm	$2.5	$3.1	-20.1%
GAAP Diluted Earnings (Loss) Per Share	$(0.03)	$0.07	nm	$0.32	$0.41	-21.3%
Non-GAAP Net Income	$-	$0.7	nm	$3.6	$4.1	-11.4%
Non-GAAP Diluted EPS	$-	$0.11	nm	$0.47	$0.54	-12.4%
Adjusted EBITDA	$1.9	$1.8	8.4%	$8.9	$7.8	12.9%

*	numbers may not add due to rounding

nm = not measurable/meaningful

Balance Sheet and Liquidity as of December 31, 2023

Cash and cash equivalents were $4.3 million, compared to $7.6 million on December 31, 2022. Short-term and long-term debt, mainly related to the acquisition of Macro Integration Services, Inc. (“MIS”), were $1.0 million and $4.8 million, respectively, down from $12.0 million on April 1, 2023, when DecisionPoint acquired MIS.

2024 Commentary

Smith commented: “2023 was a year of investment, repositioning DecisionPoint for continued long-term revenue growth, gross margin expansion and higher profitability with our operating leverage. The combined acquisition of Macro Integrations Services (MIS), our release of the Vision Portal and preparing for the early 2024 introduction of PointCare Services were key elements in this repositioning, as the former significantly increased our software and services mix, while the latter will form the basis of our nascent Mobile Managed Services (MMS) offering.

“As we look to 2024, we will continue to focus on expanding our services and software offerings to drive recurring revenue and long-term growth through organic investment and M&A. A big part of our focus includes our recently released PointCare Services, a premier suite of deployment and managed services built to address all aspects of selecting, deploying and managing enterprise technology. PointCare Services integrates all of our service offerings to support enterprise mobility, point of sale and RFID technologies, including our Vision Portal, Vizitrace and other managed services. We also re-aligned our cost structure during the fourth quarter of 2023, which will help offset our investments in MIS, PointCare, and Vision, and the hiring of a seasoned team to build out our MMS strategy, product portfolio and go-to-market. We expect these investments will start to bear fruit for our top line in 2024 and become a more meaningful, higher-margin source of recurring revenue in 2025.

“From an industry perspective, we believe our high mix of services and software partially insulates us from the challenges other companies in our space are facing on the hardware side.”

Earnings Conference Call and Webcast Information

Date: Monday, April 1, 2024

Time: 11:00 a.m. Eastern Time

Toll-Free: 1-877-407-3982
Toll/International: 1-201-493-6780

Call me™: Click Call me Link for instant telephone access to the event (Call me™ link will be made active 15 minutes before the scheduled start time).

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1662460&tp_key=aff09932db

Replay Information:

Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13742540
Replay Start: Monday, April 1, 2024, 2:00 p.m. ET
Replay Expiry: Monday, April 8, 2024 at 11:59 p.m. ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first enterprise managed services, in-store retail solutions centered around point-of-sale technologies, deployment, integration and support services to retail, supply chain, hospitality, healthcare and other verticals, enabling customers to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—improving customer service, accelerating growth, improving worker productivity and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$4,300	$7,642
Accounts receivable, net of allowance of $267 and $262 as of December 31, 2023 and December 31,2022, respectively	23,768	17,085
Inventory, net	2,133	4,417
Deferred costs	3,826	2,729
Prepaid expenses and other current assets	630	399
Total current assets	34,657	32,272
Operating lease assets	3,392	2,681
Property and equipment, net	2,973	1,817
Deferred costs, net of current portion	3,689	2,868
Deferred tax assets, net	1,161	848
Intangible assets, net	7,815	4,531
Goodwill	22,081	10,499
Other assets	172	41
Total assets	$75,940	$55,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,857	$19,755
Accrued expenses and other current liabilities	6,566	4,528
Deferred revenue	8,066	6,021
Current portion of earnout consideration	5,370	829
Current portion of long-term debt	1,003	3
Current portion of operating lease liabilities	874	529
Total current liabilities	38,736	31,665
Deferred revenue, net of current portion	5,307	4,331
Revolving line of credit	1,300	-
Long-term debt, net of current portion	3,639	143
Noncurrent portion of operating lease liabilities	3,093	2,706
Long-term portion of earnout consideration	4,316	-
Deferred tax liabilities	-	-
Other liabilities	6	130
Total liabilities	56,397	38,975
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 50,000 shares authorized; 7,680 and 7,416 shares issued and outstanding, respectively	8	7
Additional paid-in capital	38,902	38,429
Accumulated deficit	(19,367)	(21,854)
Total stockholders’ equity	19,543	16,582
Total liabilities and stockholders’ equity	$75,940	$55,557

DecisionPoint Systems, Inc.

Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

	Three Months		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net sales:
Product	$16,146	$19,820	$73,494	$79,079
Service	14,357	4,655	42,100	18,336
Net sales	30,503	24,475	115,594	97,415
Cost of sales:
Product	13,402	15,001	59,607	62,214
Service	9,558	3,135	27,162	12,106
Cost of sales	22,960	18,136	86,769	74,320
Gross profit	7,543	6,339	28,825	23,095
Operating expenses:
Sales and marketing expense	2,969	2,368	9,957	9,218
General and administrative expenses	3,851	3,275	14,093	9,430
Total operating expenses	6,820	5,643	24,050	18,648
Operating income	723	696	4,775	4,447
Interest expense, net	(771)	(14)	(1,156)	(56)
Other expense	(23)	2	-	(15)
Income before income taxes	(71)	684	3,619	4,376
Income tax expense	(197)	(257)	(1,132)	(1,265)
Net income and comprehensive income attributable to common stockholders	$(268)	$427	$2,487	$3,111
Earnings per share attributable to stockholders (1):
Basic	$(0.03)	$0.06	$0.33	$0.43
Diluted	$(0.03)	$0.06	$0.32	$0.41
Weighted average common shares outstanding
Basic	7,678	7,401	7,555	7,261
Diluted	7,779	7,758	7,679	7,562

DecisionPoint Systems, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$2,487	$3,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,971	2,465
Loss on fixed asset disposal	-	22
Share-based compensation expense	283	577
Deferred income taxes, net	(1,924)	254
Provision for credit losses	240	249
Provision for inventory obsolescence	89	-
Changes in operating assets and liabilities:
Accounts receivable	3,201	(3,630)
Inventory, net	4,825	(2,177)
Deferred costs	(1,918)	(1,984)
Prepaid expenses and other current assets	(207)	(54)
Accounts payable	(5,707)	8,924
Accrued expenses and other current liabilities	(1,644)	914
Operating lease liabilities	(92)	543
Deferred revenue	1,877	3,095
Net cash provided by operating activities	4,481	12,309
Cash flows from investing activities
Purchases of property and equipment	(893)	(1,477)
Cash paid for acquisitions, net of cash acquired	(12,917)	(4,525)
Net cash used in investing activities	(13,810)	(6,002)
Cash flows from financing activities
Proceeds from term loan	5,000	-
Repayment of term debt	(504)	(3)
Line of credit, net	1,300	-
Proceeds from exercise of warrants	220	-
Taxes paid in lieu of shares issued for share-based compensation	(67)	(1,403)
Proceeds from exercise of stock options	38	154
Net cash provided by (used in) financing activities	5,987	(1,252)
Change in cash	(3,342)	5,055
Cash, beginning of year	7,642	2,587
Cash, end of year	$4,300	$7,642
Supplemental disclosures of cash flow information
Cash paid for interest	$461	$45
Cash paid for income taxes	$388	$1,065
Supplemental disclosure of non-cash activities
Leased assets obtained in exchange for new operating lease liabilities	$-	$3,211
Disposals of depreciated property and equipment	$-	$420
Cashless exercise of stock options	$-	$115

Trended Financial Information

	Trended Financial Information*
(in $M except for EPS)	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	FY 2022	FY 2023
Total Revenue	$19.7	$27.5	$25.7	$24.5	$27.0	$30.9	$27.1	$30.5	$97.4	$115.6
Hardware Solutions Revenue	$15.6	$22.7	$21.0	$19.8	$22.2	$19.7	$15.4	$16.2	$79.1	$73.5
Software and Services Revenue	$4.1	$4.8	$4.7	$4.7	$4.9	$11.2	$11.7	$14.4	$18.3	$42.1
Gross Profit	$4.7	$6.3	$5.8	$6.3	$6.1	$7.7	$7.5	$7.5	$23.1	$28.8
Operating Income	$0.2	$2.0	$1.5	$0.7	$1.2	$1.3	$1.5	$0.7	$4.4	$4.8
GAAP Net Income (Loss)	$0.9	$0.7	$1.1	$0.4	$0.9	$0.8	$1.1	$(0.3)	$3.1	$2.5
GAAP Diluted EPS	$0.11	$0.09	$0.15	$0.07	$0.11	$0.11	$0.13	$(0.03)	$0.41	$0.32
Non-GAAP Net Income (1)	$1.3	$0.8	$1.2	$0.7	$1.3	$1.0	$1.1	$-	$4.1	$3.6
Non-GAAP Diluted EPS (1)	$0.16	$0.11	$0.16	$0.11	$0.16	$0.13	$0.14	$-	$0.54	$0.47
Adjusted EBITDA	$1.1	$2.7	$2.3	$1.8	$2.1	$2.5	$2.3	$1.9	$7.8	$8.9

nm = not measurable/meaningful

*	numbers may not add due to rounding

(1)	Non-GAAP measure. See GAAP to Non-GAAP reexplanations and reconciliations at the end of this release.

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we have provided certain non-GAAP financial measures, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA, all of which are considered by management to be performance measures. Non-GAAP Net Income is defined as net income (loss) before: (1) share-based compensation, (2) business acquisition costs, (3) integration costs, and (4) NYSE American uplisting costs, as applicable. Adjusted EBITDA is calculated as Non-GAAP Net Income before interest, taxes, depreciation and amortization. Non-GAAP diluted EPS is calculated as Non-GAAP Net Income divided by the diluted weighted-average number of common shares outstanding.

Management believes that these non-GAAP measures reflect the essential operating activities of the Company because these non-GAAP measures exclude expenses and transactions that are not part of our core operations and may be one time in nature. We believe that by excluding such expenses and transactions these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance and how our results compare to other publicly-traded companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for GAAP financials. Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate non-GAAP financial measures differently. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures appears below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss), as reported	$(268)	$427	$2,487	$3,111
Share-based compensation	22	251	283	577
Business acquisition costs	97	39	533	281
Integration costs	137	-	291	-
NYSE American uplisting costs	-	88	-	88
Non-GAAP net income (loss)	$(12)	$805	$3,594	$4,057
Depreciation and amortization	943	715	2,971	2,465
Income taxes	197	257	1,132	1,265
Interest expense	771	14	1,156	56
Adjusted EBITDA	$1,899	$1,791	$8,853	$7,843

Diluted EPS, as reported	$(0.04)	$0.05	$0.32	$0.41
Non-GAAP Diluted EPS	$-	$0.11	$0.47	$0.54